For information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664

UNIFI AND SINOPEC YIZHENG CHEMICAL FIBRE COMPANY FINALIZE
JOINT VENTURE AGREEMENTS
New Company to be Called Yihua Unifi Fibre Industry Company Limited

     GREENSBORO, N.C. – June 13, 2005 – Unifi, Inc. (NYSE: UFI) and Sinopec Yizheng Chemical Fibre Co., Ltd. (“Yizheng”) today announced that joint venture agreements have been signed, which finalize the formation of a joint venture to manufacture, process, and market polyester filament yarn through Yizheng’s plant 5 facilities in Yizheng, Jiangsu Province, P.R. China. The joint venture between Unifi Asia Holdings, a Unifi subsidiary, and Yizheng will be called Yihua Unifi Fibre Industry Company Limited and will focus on the production of higher margin specialty yarns for the China market.

     “Through the merging together of the manufacturing strength and reputation of two global leaders, this joint venture will achieve our mutual goal of being the leading local supplier of high-end specialty yarns in Asia,” said Brian Parke, Chairman and CEO of Unifi. “Unifi’s portfolio of branded specialty yarns, together with our global manufacturing, marketing and sales expertise, will create new growth opportunities in the domestic Chinese market. The ability to produce these specialty yarns in Yizheng’s plant 5, one of the most modernized facilities in China today, will provide us with significant competitive advantages. The excellent fit between our two companies will make this joint venture a model for success in the complex and ever-changing global marketplace.”

     Each company will own 50 percent equity interest in the joint venture. Unifi’s investment in the joint venture is estimated to be $30 million, which will be funded by the proceeds from the sale of the plant, property, and equipment of the Company’s European manufacturing operations.

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Unifi and Sinopec Yizheng Chemical Fibre Company Finalize Joint Venture Agreements – page 2

     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: Sorbtek®, A.M.Y.®, Mynx™ UV, Reflexx®, MicroVista® and Satura®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com.

     Yizheng’s parent company, China Petroleum and Chemical Corporation (Sinopec), is an integrated energy and chemical company headquartered in Beijing, China. Sinopec is also the largest petrochemical producer and distributor in China. The company’s major chemical products include intermediate petrochemicals, synthetic resins, synthetic rubber, chemical fertilizers, synthetic fibers and its monomers and polymers.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, the continuation and magnitude of the Company’s common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

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